Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Preston Romm	Kirsten Garvin
Chief Financial Officer	Director of Investor Relations
Tel: 760-931-5500	Tel: 760-476-3811
Email: investors@dothill.com	Email: kirsten.garvin@dothill.com

Dot Hill Reports First Quarter 2004 Results

CARLSBAD, Calif.– April 28, 2004 – Dot Hill Systems Corp. (NASDAQ:HILL) today announced financial results for the first quarter ended March 31, 2004. These results met or exceeded the high end of the range of the estimates provided in the company’s preliminary earnings release of April 5, 2004.

Net revenue was $48.8 million for the first quarter of 2004, compared to $30.5 million for the first quarter of 2003, and $57.5 million for the fourth quarter of 2003. The company reported a net loss of $0.04 per share on a basic and fully diluted basis. Excluding the impact of a one-time charge of $4.7 million related to in-process research and development and amortization expense of $251,300 for the for the period of Feb. 23, 2004 to March 31, 2004 related to intangible assets acquired in connection with Dot Hill’s recent acquisition of Chaparral Network Storage, Inc., pro forma earnings per share for the first quarter were $0.07 on a fully diluted basis, assuming fully diluted weighted average shares outstanding of 46,852,000. Additionally, for the first quarter of 2004, cash, cash equivalents and short-term investments totaled $127 million, or $2.71 per share assuming fully diluted weighted average shares outstanding of 46,852,000. For the first quarter of 2003, net loss attributable to common stockholders was $0.06 per share on a basic and fully diluted basis, and for the fourth quarter of 2003, net income was $0.14 per share on a fully diluted basis.

“While the first quarter turned in lower than expected results, we remain confident of our prospects for the rest of the year,” said James Lambert, Dot Hill’s president and chief executive officer. “We will begin shipping our new Serial ATA product this quarter and anticipate a favorable market reception for that product. The transition following the Chaparral acquisition continues to go very well and we are looking forward to bringing additional new products to market based on this technology. We also continue to work on diversifying our revenue stream by adding new customers and sustaining successful relationships with our existing partners.”

“For the second quarter of 2004, we maintain our moderate outlook and reaffirm targeted net revenue in the range of $57 to $60 million and earnings per share in the range of $0.09 to $0.11 on a fully diluted basis,” said Preston Romm, Dot Hill’s chief financial officer. “Excluding the impact of $722,000 in amortization expense related to intangible assets resulting from our recent acquisition of Chaparral, pro forma earnings per share for the second quarter of 2004 are expected to be in the range of $0.10 to $0.12 on a fully diluted basis.”

Dot Hill has scheduled a conference call to take place today at 12:00 p.m. ET. Please join us for a live audio Webcast at http://www.dothill.com in the Investor Relations section. If you prefer to join via telephone, please dial 800-299-6183 (U.S.) or 617-801-9713 (International) at least five minutes prior to the start of the call and enter passcode 23291762. A replay of the Webcast will be available on the Dot Hill Web site following the conference call. For a telephone replay, dial 888-286-8010 (U.S.) or 617-801-6888 (International) and enter passcode 77357707.

Dot Hill Systems Corp. is a leader in the innovative design and delivery of storage networking solutions to businesses worldwide. Its products include the SANnet® II family of storage systems. For more information, visit Dot Hill on the Web at www.dothill.com.

Dot Hill, the Dot Hill logo and SANnet are trademarks of Dot Hill Systems Corp. All other trademarks and names are the property of their respective owners.

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include: statements regarding Dot Hill’s anticipated revenue and earnings/loss per share on a GAAP and pro forma basis for the second quarter of 2004; statements regarding Dot Hill’s near-term and long-term future prospects; statements regarding our relationships with our largest OEM customers; statements regarding the availability and demand for our Serial ATA product and statements about future demand and availability of our other products. Among the risks that contribute to the uncertain nature of the forward-looking statements include: the risk that one or more of Dot Hill’s OEM or other customers may cancel or reduce orders, not order as forecasted or terminate their agreements with Dot Hill, the risk that one or more of Dot Hill’s suppliers or subcontractors may fail to perform or may terminate their agreements with Dot Hill, the ability of Dot Hill to complete deals with existing and new customers on favorable terms or at all, unforeseen technological, intellectual property or engineering issues; competition for direct sales from Dot Hill’s OEM customers, the timing of orders for products and shipments and its effect on revenue recognition; and changing customer preferences in the open systems computing market; as well as the additional risks set forth in the forms 8-K, 10-K and 10-Q most recently filed by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.  Dot Hill believes that the disclosure of pro forma financial information included in this press release is a meaningful measurement of its operating performance due to the non-recurring nature of the charges excluded from the pro forma calculation.

DOT HILL SYSTEMS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited—in thousands, except per share information)

	December 31, 2003	March 31, 2004

ASSETS
Current Assets:
Cash and cash equivalents	$138,563	$82,614
Short-term investments	52,982	44,388
Accounts receivable, net of allowance of $467 and $727	14,558	20,643
Inventories	3,158	3,596
Prepaid expenses and other	1,836	2,213
Total current assets	211,097	153,454

Property and equipment, net	4,791	7,392
Goodwill	—	56,119
Other intangibles, net	—	9,949
Other assets	2,555	1,328

Total assets	$218,443	$228,242

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$24,533	$29,466
Accrued compensation	4,459	1,920
Accrued expenses	2,052	3,776
Deferred revenue	1,028	1,337
Income taxes payable	1,005	952
Other liabilities	—	1,450
Current portion of restructuring accrual	370	375
Total current liabilities	33,447	39,276

Restructuring accrual, net of current portion	554	386
Convertible note payable	—	5,008
Accrued interest	—	994
Borrowings under lines of credit	247	234
Other long-term liabilities	62	75

Total liabilities	34,310	45,973

Stockholders’ Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, No shares issued and outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized, 43,307 and 43,316 shares issued and outstanding at December 31, 2003 and March 31, 2004, respectively	43	43
Additional paid-in capital	275,827	275,851
Deferred compensation	(28)	(23)
Accumulated other comprehensive loss	(263)	(273)
Accumulated deficit	(91,446)	(93,329)
Total stockholders’ equity	184,133	182,269

Total liabilities and stockholders’ equity	$218,443	$228,242

DOT HILL SYSTEMS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE OPERATIONS

(Unaudited—in thousands, except per share information)

	Three Months Ended March 31,
	2003	2004
Net Revenue	$30,522	$48,781
Cost of Goods Sold	24,985	35,278

Gross Profit	5,537	13,503

Operating Expenses:
Sales and marketing	3,422	4,615
Research and development	2,057	4,371
General and administrative	1,459	2,314
In-process research and development	—	4,700

Total operating expenses	6,938	16,000

Operating Loss	(1,401)	(2,497)

Other Income (Expense):
Interest income	26	574
Interest expense	(47)	(141)
Gain (loss) on foreign currency transactions, net	(18)	167
Other expense, net	(24)	(21)
Total other income (expense), net	(63)	579
Loss Before Income Taxes	(1,464)	(1,918)

Income Tax Benefit	—	35
Net Loss	$(1,464)	$(1,883)

Net Loss Attributable to Common Stockholders:
Net loss	$(1,464)	$(1,883)
Dividends on preferred stock	(105)	—

Net loss attributable to common stockholders	$(1,569)	$(1,883)

Net Loss Per Share:
Basic	$(0.06)	$(0.04)
Diluted	$(0.06)	$(0.04)

Weighted Average Shares Used to Calculate Net Loss Per Share:
Basic	26,147	43,315
Diluted	26,147	43,315

Comprehensive Operations:
Net loss	$(1,464)	$(1,883)
Foreign currency translation adjustments	(86)	(3)
Net unrealized loss on short-term investments	—	(7)
Comprehensive loss	$(1,550)	$(1,893)

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